AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is made, effective as of February 27, 2025, by Ross Stores, Inc. (the “Company”) and James G. Conroy (the “Executive”). The Company and the Executive previously entered into an Executive Employment Agreement (“Employment Agreement”), effective October 21, 2024 (attached hereto), and it is now the intention of the Company and the Executive to amend the Employment Agreement to confirm certain terms of their mutual agreement, as set forth below. Accordingly, the Company and the Executive hereby agree as follows, effective October 21, 2024:

1.    Section 4 of the Employment Agreement is hereby amended by adding the following Section 4(h) immediately after Section 4(g):
“(h) Legal Fees. The Company will reimburse the Executive for (i) up to $50,000 in legal fees related to the review and negotiation of the Executive’s initial Employment Agreement and (ii) up to $10,000 in legal fees for each subsequent contract renewal/extension. Reimbursements will be treated as income and subject to applicable deductions and tax withholding.”
2.    Section 4 of the Employment Agreement is hereby amended by adding the following Section 4(i) immediately after Section 4(h):
“(i) Car Service. The Company shall furnish the Executive with car service for Executive’s daily commute with expenses paid by the Company which will be treated as income and subject to applicable deductions and tax withholding.”
3.    Section 4 of the Employment Agreement is hereby amended by adding the following Section 4(j) immediately after Section 4(i):
“(j) Relocation Bonus. The Company shall pay the Executive a Relocation Bonus of $800,000 (less deductions and withholdings), subject to the terms of the Repayment Agreement, comprised of the following: (a) $300,000 paid within thirty (30) days following the Executive’s Date in Position; and (b) $500,000 to be paid within 30 days of Executive’s entering into a purchase agreement for the purchase of a home within fifty (50) miles of the Company’s New York Buying Office (“NYBO”) on or before August 31, 2025, and providing documentation acceptable to the Company.”
4.    Section 4 of the Employment Agreement is hereby amended by adding the following Section 4(k) immediately after Section 4(j):
“(k) Relocation Benefits. The Executive is eligible for Relocation Benefits subject to the terms and conditions of the Repayment Agreement and the Executive’s timely signing the Repayment Agreement. Eligibility for reimbursement is conditioned on adherence to the terms outlined in the Company’s Relocation Policy Guidelines, which has been made available to the Executive. Items eligible for reimbursement to the Executive include temporary lodging near the NYBO until the earlier of relocation to NY or August 31, 2025, airfare for commuting flights to and from NY prior to relocation, and certain relocation expenses incurred that are not listed in the guidelines but are reviewed and pre-approved by the Executive Chairman of the Board.”

5.    Section 4 of the Employment Agreement is hereby amended by adding the following Section (l) immediately after Section 4(k):
“(l) Relocation Gross-Up. The Company will gross-up the Executive’s taxable relocation expenses (other than airfare for commuting flights to and from NY prior to relocation) using the inverse-supplemental method, which will provide the Executive with a payment at the federal and state supplemental tax rates determined by the IRS and the applicable state/local government. The gross-up payment will provide a contribution towards the Executive’s tax liability related to taxable relocation expenses.”

Except for the amendments as set forth above, the Employment Agreement and all of its terms remain in force and in effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first written above.

ROSS STORES, INC		EXECUTIVE

/s/Michael Balmuth		/s/James G. Conroy
Michael Balmuth		James G. Conroy
Executive Chairman of the Board		Chief Executive Officer

Date:	March 2, 2025	Date:	February 28, 2025

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